Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
RECORD EARNINGS FOR THE SECOND QUARTER OF 2017

TUPELO, MISSISSIPPI (July 18, 2017) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the second quarter of 2017. Net income for the second quarter of 2017 was approximately $25.3 million, up 10.41%, as compared to $22.9 million for the second quarter of 2016. Basic and diluted earnings per share (“EPS”) were $0.57 for the second quarter of 2017, as compared to basic and diluted EPS of $0.54 for the second quarter of 2016.

Net income for the six months ending June 30, 2017, was $49.3 million, an increase of 11.65%, as compared to $44.1 million for the same time period in 2016. Basic and diluted EPS were $1.11 through the first six months of 2017, as compared to basic and diluted EPS of $1.07 and $1.06, respectively, for the same time period in 2016.

The Company incurred expenses and charges in connection with certain transactions that are considered to be infrequent or non-recurring in nature. The following table presents the impact of these charges on reported EPS for the dates presented (in thousands):

	Three months ended June 30, 2017			Three months ended June 30, 2016
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Merger and conversion expenses	$3,044	$2,065	$0.04	$2,807	$1,888	$0.05
Debt prepayment penalty	—	—	—	329	221	0.01

	Six months ended June 30, 2017			Six months ended June 30, 2016
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Merger and conversion expenses	$3,389	$2,302	$0.05	$3,755	$2,518	$0.07
Debt prepayment penalty	205	139	—	329	221	0.01

On July 1, 2017, the Company completed its previously-announced acquisition of Metropolitan BancGroup, Inc. (“Metropolitan”) in an all-stock merger. As of the acquisition date, Metropolitan operated eight offices in Nashville and Memphis, Tennessee and the Jackson, Mississippi MSA and had approximately $1.2 billion in assets, which included approximately $990 million in total loans and approximately $940 million in total deposits. The acquired operations of Metropolitan are not included in the financial information in this release.

“We are excited to report record earnings for the second quarter of 2017. Our earnings were driven by expanding net interest margin, strong fee income, improving credit quality metrics and continued focus on overall expenses. As our earnings grew, our profitability metrics continued to improve as our returns on average tangible assets and average tangible equity, excluding nonrecurring items, were 1.38% and 14.84%, respectively,” said Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “With the closing of the Metropolitan merger on July 1, 2017, we welcome our new associates and clients as we look forward to a smooth integration during the third quarter of 2017.”

The following table presents the Company’s profitability metrics for the three and six months ending June 30, 2017, including and excluding the impact of after-tax merger and conversion expenses and, for the six-month period, debt prepayment penalties:

	Three Months Ended		Six Months Ended
	June 30, 2017		June 30, 2017
	As Reported	Excluding Merger and Conversion Expenses	As Reported	Excluding Merger and Conversion Expenses and Debt Prepayment Penalties
Return on average assets	1.16%	1.26%	1.14%	1.19%
Return on average tangible assets	1.28%	1.38%	1.26%	1.31%
Return on average equity	8.06%	8.71%	7.93%	8.32%
Return on average tangible equity	13.76%	14.84%	13.62%	14.27%

Highlights from the second quarter of 2017 include the following:

Profitability Metrics

•	Total assets were $8.9 billion at June 30, 2017, as compared to $8.7 billion at December 31, 2016.

•
Loans not purchased increased to $5.1 billion at June 30, 2017, from $4.7 billion at December 31, 2016. For the second quarter of 2017, the yield on total loans was 5.03% compared to 4.82% for the first quarter of 2017 and 5.09% for the second quarter of 2016. For the six months ended June 30, 2017, the yield on total loans was 4.93% compared to 5.02% for the same time period in 2016. The following tables reconcile the reported loan yield to the adjusted loan yield excluding the impact from interest income collected on problem loans and purchase accounting adjustments on purchased loans for the periods presented (in thousands):

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Taxable equivalent interest income on loans (as reported)	$78,857	$73,710	$74,708
Interest income collected (foregone) on problem loans	2,734	567	969
Accretable yield recognized on purchased loans(1)	5,410	5,604	8,276
Interest income on loans (adjusted)	$70,713	$67,539	$65,463

Average loans	$6,293,497	$6,198,705	$5,897,650

Loan yield, as reported	5.03%	4.82%	5.09%
Loan yield, adjusted	4.51%	4.42%	4.46%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $2,674, $2,741 and $4,533 for the three months ended June 30, 2017, March 31, 2017, and June 30, 2016, respectively, which increased loan yield by 17 basis points, 18 basis points and 31 basis points for the same periods, respectively.

	Six Months Ended
	June 30,	June 30,
	2017	2016
Taxable equivalent interest income on loans (as reported)	$152,567	$141,938
Interest income collected (foregone) on problem loans	3,301	1,591
Accretable yield recognized on purchased loans(1)	11,014	14,268
Interest income on loans (adjusted)	$138,252	$126,079

Average loans	$6,246,363	$5,691,056

Loan yield, as reported	4.93%	5.02%
Loan yield, adjusted	4.46%	4.46%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $5,415 and $6,300 for the six months ended June 30, 2017, and June 30, 2016, respectively, which increased loan yield by 17 basis points and 22 basis points for the same periods, respectively.

•
Total deposits increased to $7.2 billion at June 30, 2017, from $7.1 billion at December 31, 2016. Noninterest-bearing deposits averaged $1.6 billion, or 22.17% of average deposits, for the first six months of 2017, compared to $1.4 billion, or 21.50% of average deposits, for the same period in 2016. For the second quarter of 2017, the cost of total deposits was 30 basis points, as compared to 29 basis points for the first quarter of 2017 and 26 basis points for the second quarter of 2016. The cost of total deposits was 30 basis points for the six months ending June 30, 2017, as compared to 26 basis points over the same time period in 2016.

•
Net interest income was $79.6 million for the second quarter of 2017, as compared to $74.0 million for the first quarter of 2017 and $77.2 million for the second quarter of 2016. Net interest margin was 4.27% for the second quarter of 2017, as compared to 4.01% for the first quarter of 2017 and 4.29% for the second quarter of 2016. The following table reconciles reported net interest margin to adjusted net interest margin excluding the impact from interest income collected on problem loans and purchase accounting adjustments on purchased loans for the periods presented (in thousands):

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Taxable equivalent net interest income (as reported)	$81,453	$75,907	$78,932
Interest income collected (foregone) on problem loans	2,734	567	969
Accretable yield recognized on purchased loans (1)	5,410	5,604	8,276
Net interest income (adjusted)	$73,309	$69,736	$69,687

Average earning assets	$7,657,849	$7,668,582	$7,396,283

Net interest margin, as reported	4.27%	4.01%	4.29%
Net interest margin, adjusted	3.84%	3.69%	3.79%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $2,674, $2,741 and $4,533 for the three months ended June 30, 2017, March 31, 2017, and June 30, 2016, respectively, which increased net interest margin by 14 basis points at both June 30, 2017 and March 31, 2017 and 25 basis points at June 30, 2016.

•
Net interest income was $153.6 million for the first six months of 2017, as compared to $147.2 million for the same period in 2016. Net interest margin was 4.14% for the first six months of 2017, as compared to 4.25% for the same period in 2016. The following table reconciles reported net interest margin to adjusted net interest margin excluding the impact from interest income collected on problem loans and purchase accounting adjustments on purchased loans for the periods presented (in thousands):

	Six Months Ended
	June 30,	June 30,
	2017	2016
Taxable equivalent net interest income (as reported)	$157,360	$150,745
Interest income collected (foregone) on problem loans	3,301	1,591
Accretable yield recognized on purchased loans (1)	11,014	14,268
Net interest income (adjusted)	$143,045	$134,886

Average earning assets	$7,663,186	$7,131,565

Net interest margin, as reported	4.14%	4.25%
Net interest margin, adjusted	3.76%	3.80%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $5,415 and $6,300 for the six months ended June 30, 2017, and June 30, 2016, respectively, which increased net interest margin by 14 basis points and 18 basis points for the same periods, respectively.

•
Noninterest income for the second quarter of 2017 was $34.3 million, as compared to $35.6 million for the second quarter of 2016. Noninterest income for the first six months of 2017 was $66.3 million, as compared $68.9 million for the same time frame in 2016. The Company experienced increases in service charges on deposit accounts, fees and commissions on loans and deposits, and wealth management revenue in the first half of 2017 as compared to the same period in 2016. Mortgage banking income for the second quarter of 2017 was $12.4 million, compared to $13.4 million for the same period in 2016 as mortgage loans originations were down for the same period due to a reduction in the refinancing of mortgage loans. Lastly, during the second quarter of 2016 the Company recognized $1.3 million in gains on sale of securities, while there was no gain or loss recognized in the first half of 2017.

•
Noninterest expense was $74.8 million for the second quarter of 2017, as compared to $77.3 million for the second quarter of 2016. Noninterest expense for the first six months of 2017 was $144.2 million, as compared $147.1 million for the same time frame in 2016. Excluding nonrecurring charges for merger and conversion expenses and debt prepayment penalties, noninterest expense decreased when compared to the second quarter of 2016. This decrease is primarily attributable to a decrease in salary and employee benefits, data processing costs which were realized through contract renegotiations, and expenses on other real estate owned.

Asset Quality Metrics
Total nonperforming assets were $46.5 million at June 30, 2017, a decrease of $12.3 million from December 31, 2016, and consisted of $26.8 million in nonperforming loans (loans 90 days or more past due and nonaccrual loans) and $19.7 million in OREO.

The Company’s nonperforming loans and OREO that were purchased in previous acquisitions (collectively referred to as “purchased nonperforming assets”) were $14.1 million and $15.4 million, respectively, at June 30, 2017, as compared to $22.2 million and $17.4 million, respectively, at December 31, 2016. The purchased nonperforming assets were recorded at fair value at the time of acquisition, which significantly mitigates the Company’s actual loss. As such, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios focuses on non-purchased nonperforming assets.

•
Non-purchased nonperforming loans decreased to $12.7 million, or 0.25% of total non-purchased loans, at June 30, 2017, from $13.4 million, or 0.28% of total non-purchased loans, at December 31, 2016. These loans were $12.0 million, or 0.28% of total non-purchased loans, at June 30, 2016. Early stage delinquencies, or loans 30-to-89 days past due, as a percentage of total loans were 0.18% at June 30, 2017, as compared to 0.23% at December 31, 2016, and at 0.22% June 30, 2016.

•
Non-purchased OREO was $4.3 million at June 30, 2017, as compared to $5.9 million at December 31, 2016, and $9.6 million at June 30, 2016. Non-purchased OREO sales totaled $1.8 million in the first half of 2017 and $3.3 million over the second half of 2016.

•
The allowance for loan losses was 0.69% of total loans at both June 30, 2017, and December 31, 2016, and 0.74% at June 30, 2016. The allowance for loan losses was 0.87% of non-purchased loans at June 30, 2017, as compared to 0.91% at December 31, 2016, and 1.03% at June 30, 2016.

◦	Net loan charge-offs were $524 thousand, or 0.03% of average total loans, for the second quarter of 2017, as compared to $191 thousand, or 0.01% of average total loans, for the second quarter of 2016.

◦
The provision for loan losses was $1.8 million for the second quarter of 2017, as compared to $1.4 million for the second quarter of 2016. The provision was $3.3 million for the first six months of 2017, as compared to $3.2 million for the same time period in 2016.

Capital Metrics

•	At June 30, 2017, Tier 1 leverage capital ratio was 10.68%, Common Equity Tier 1 ratio was 11.65%, Tier 1 risk-based capital ratio was 12.86%, and total risk-based capital ratio was 15.00%. All regulatory ratios exceed the minimums required to be considered “well-capitalized.”

•	Tangible common equity ratio was 9.31% at June 30, 2017, as compared to 9.00% at December 31, 2016.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, July 19, 2017.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or http://services.choruscall.com/links/rnst170719.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation Second Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year.  Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10110411 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until August 2, 2017.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 113-year-old financial services institution. Renasant has assets of approximately $10.0 billion and operates more than 175 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:
This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in the Company’s portfolio of outstanding loans, and competition in the Company’s markets. Management undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Certain non-GAAP financial measures that the Company uses exclude purchase accounting adjustments and interest income collected (foregone) on problem loans from loan interest income and net interest income when calculating the Company’s taxable equivalent loan yields and net interest margin, respectively. The Company’s management uses these non-GAAP financial measures to evaluate ongoing operating results and to assess ongoing profitability.

Certain other non-GAAP financial measures (namely, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”) and the efficiency ratio) adjust GAAP financial measures to exclude intangible assets and certain charges that the Company considers to be non-recurring in nature. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets, such as goodwill and the core deposit intangible, and non-recurring charges can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these other non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

With respect to all of the non-GAAP financial information that the Company has included in this release, such information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to other similarly titled measures presented by other companies. Also there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2017 -	For The Six Months Ending
	2017		2016				Q2 2016	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Statement of earnings
Interest income - taxable equivalent basis	$89,429	$83,781	$87,564	$84,786	$85,783	$78,009	4.25	$173,210	$163,792	5.75
Interest income	$87,579	$81,889	$85,840	$83,032	$84,008	$76,259	4.25	$169,468	$160,267	5.74
Interest expense	7,976	7,874	7,791	7,301	6,851	6,205	16.42	15,850	13,056	21.40
Net interest income	79,603	74,015	78,049	75,731	77,157	70,054	3.17	153,618	147,211	4.35
Provision for loan losses	1,750	1,500	1,650	2,650	1,430	1,800	22.38	3,250	3,230	0.62
Net interest income after provision	77,853	72,515	76,399	73,081	75,727	68,254	2.81	150,368	143,981	4.44
Service charges on deposit accounts	7,958	7,931	8,163	8,200	7,521	7,991	5.81	15,889	15,512	2.43
Fees and commissions on loans and deposits	5,470	5,199	4,772	4,921	4,877	4,244	12.16	10,669	9,121	16.98
Insurance commissions and fees	2,181	1,860	1,951	2,420	2,175	1,962	0.28	4,041	4,137	(2.32)
Wealth management revenue	3,037	2,884	2,849	3,040	2,872	2,891	5.75	5,921	5,763	2.74
Securities gains (losses)	—	—	—	—	1,257	(71)	—	—	1,186	—
Mortgage banking income	12,424	10,504	8,262	15,846	13,420	11,915	(7.42)	22,928	25,335	(9.50)
Other	3,195	3,643	4,258	3,845	3,464	4,370	(7.77)	6,838	7,834	(12.72)
Total noninterest income	34,265	32,021	30,255	38,272	35,586	33,302	(3.71)	66,286	68,888	(3.78)
Salaries and employee benefits	45,014	42,209	39,966	44,702	45,387	42,393	(0.82)	87,223	87,780	(0.63)
Data processing	3,835	4,234	4,503	4,560	4,502	4,158	(14.82)	8,069	8,660	(6.82)
Occupancy and equipment	8,814	9,319	8,809	8,830	8,531	8,224	3.32	18,133	16,755	8.22
Other real estate	781	532	1,585	1,540	1,614	957	(51.61)	1,313	2,571	(48.93)
Amortization of intangibles	1,493	1,563	1,624	1,684	1,742	1,697	(14.29)	3,056	3,439	(11.14)
Merger and conversion related expenses	3,044	345	—	268	2,807	948	8.44	3,389	3,755	(9.75)
Debt extinguishment penalty	—	205	—	2,210	329	—	—	205	329	(37.69)
Loss share termination	—	—	2,053	—	—	—	—	—	—	—
Other	11,860	10,902	13,018	12,674	12,347	11,437	(3.94)	22,762	23,784	(4.30)
Total noninterest expense	74,841	69,309	71,558	76,468	77,259	69,814	(3.13)	144,150	147,073	(1.99)
Income before income taxes	37,277	35,227	35,096	34,885	34,054	31,742	9.46	72,504	65,796	10.20
Income taxes	11,993	11,255	11,461	11,706	11,154	10,526	7.52	23,248	21,680	7.23
Net income	$25,284	$23,972	$23,635	$23,179	$22,900	$21,216	10.41	$49,256	$44,116	11.65
Basic earnings per share	$0.57	$0.54	$0.56	$0.55	$0.54	$0.53	5.56	$1.11	$1.07	3.74
Diluted earnings per share	0.57	0.54	0.55	0.55	0.54	0.52	5.56	1.11	1.06	4.72
Average basic shares outstanding	44,415,423	44,364,337	42,441,588	42,091,164	42,066,168	40,324,475	5.58	44,390,021	41,200,133	7.74
Average diluted shares outstanding	44,523,541	44,480,499	42,636,325	42,310,358	42,303,626	40,559,145	5.25	44,500,280	41,435,963	7.40
Common shares outstanding	44,430,335	44,394,707	44,332,273	42,102,224	42,085,690	40,373,753	5.57	44,430,335	42,085,690	5.57
Cash dividend per common share	$0.18	$0.18	$0.18	$0.18	$0.18	$0.17	—	$0.36	$0.35	2.86
Performance ratios
Return on avg shareholders' equity	8.06%	7.80%	8.14%	8.12%	8.21%	8.12%		7.93%	8.17%
Return on avg tangible s/h's equity (1)	13.76%	13.48%	14.90%	15.15%	15.57%	15.58%		13.62%	15.57%
Return on avg assets	1.16%	1.11%	1.09%	1.08%	1.08%	1.07%		1.14%	1.07%
Return on avg tangible assets (2)	1.28%	1.23%	1.22%	1.20%	1.20%	1.20%		1.26%	1.20%
Net interest margin (FTE)	4.27%	4.01%	4.24%	4.15%	4.29%	4.21%		4.14%	4.25%
Yield on earning assets (FTE)	4.68%	4.43%	4.66%	4.54%	4.66%	4.57%		4.56%	4.62%
Cost of funding	0.43%	0.43%	0.42%	0.40%	0.38%	0.37%		0.43%	0.37%
Average earning assets to average assets	87.81%	87.55%	87.10%	86.82%	86.59%	86.21%		87.68%	86.41%
Average loans to average deposits	88.03%	86.81%	88.89%	89.40%	87.73%	87.39%		87.42%	87.56%
Noninterest income (less securities gains/
losses) to average assets	1.58%	1.48%	1.40%	1.78%	1.62%	1.69%		1.53%	1.65%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.30%	3.18%	3.22%	3.44%	3.49%	3.48%		3.24%	3.48%
Net overhead ratio	1.72%	1.70%	1.82%	1.66%	1.87%	1.79%		1.71%	1.83%
Efficiency ratio (FTE) (4)	60.75%	62.26%	61.69%	62.46%	63.91%	63.86%		61.48%	63.88%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2017	For The Six Months Ending
	2017		2016				Q2 2016	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Average Balances
Total assets	$8,720,660	$8,759,448	$8,591,795	$8,562,199	$8,541,818	$7,961,700	2.09	$8,739,947	$8,253,361	5.90
Earning assets	7,657,849	7,668,582	7,483,222	7,433,461	7,396,283	6,863,905	3.54	7,663,186	7,131,564	7.45
Securities	1,069,244	1,043,697	1,034,270	1,045,905	1,111,831	1,103,504	(3.83)	1,056,541	1,107,690	(4.62)
Mortgage loans held for sale	168,650	112,105	184,583	241,314	306,011	217,200	(44.89)	140,534	261,851	(46.33)
Loans, net of unearned	6,293,497	6,198,705	6,147,077	6,048,017	5,897,650	5,482,167	6.71	6,246,363	5,691,056	9.76
Intangibles	492,349	493,816	495,404	497,064	499,503	473,852	(1.43)	493,078	486,749	1.30
Noninterest-bearing deposits	$1,608,467	$1,558,809	$1,564,150	$1,510,309	$1,477,380	$1,316,495	8.87	$1,583,775	$1,397,382	13.34
Interest-bearing deposits	5,540,698	5,581,853	5,351,354	5,255,102	5,245,406	4,956,983	5.63	5,561,162	5,101,991	9.00
Total deposits	7,149,165	7,140,662	6,915,505	6,765,411	6,722,786	6,273,478	6.34	7,144,937	6,499,373	9.93
Borrowed funds	233,542	282,008	412,589	550,222	594,459	539,078	(60.71)	257,641	566,921	(54.55)
Shareholders' equity	1,258,935	1,246,903	1,155,749	1,135,073	1,121,298	1,050,668	12.27	1,252,952	1,086,178	15.35

							Q2 2017 -	As of
	2017		2016				Q4 2016	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Balances at period end
Total assets	$8,872,272	$8,764,711	$8,699,851	$8,542,471	$8,529,566	$8,146,229	1.98	$8,872,272	$8,529,566	4.02
Earning assets	7,763,775	7,690,045	7,556,760	7,409,068	7,396,888	7,045,179	2.74	7,763,775	7,396,888	4.96
Securities	1,076,625	1,044,862	1,030,530	1,039,957	1,063,592	1,101,820	4.47	1,076,625	1,063,592	1.23
Mortgage loans held for sale	232,398	158,619	177,866	189,965	276,782	298,365	30.66	232,398	276,782	(16.04)
Loans not purchased	5,058,898	4,834,085	4,710,385	4,526,026	4,292,549	4,074,413	7.33	5,058,898	4,292,549	17.85
Loans purchased and covered by FDIC loss-share agreements	—	—	—	30,533	42,171	44,989	—	—	42,171	—
Loans purchased and not covered by FDIC loss-share agreements	1,312,109	1,401,720	1,489,137	1,548,674	1,630,709	1,453,328	(11.89)	1,312,109	1,630,709	(19.54)
Total loans	6,371,007	6,235,805	6,199,522	6,105,233	5,965,429	5,572,730	2.71	6,371,007	5,965,429	6.80
Intangibles	491,552	493,045	494,608	496,233	497,917	476,539	(0.62)	491,552	497,917	(1.28)
Noninterest-bearing deposits	$1,642,863	$1,579,581	$1,561,357	$1,514,820	$1,459,383	$1,384,503	5.22	$1,642,863	$1,459,383	12.57
Interest-bearing deposits	5,559,162	5,651,269	5,497,780	5,302,978	5,243,104	5,046,874	1.12	5,559,162	5,243,104	6.03
Total deposits	7,202,025	7,230,850	7,059,137	6,817,798	6,702,487	6,431,377	2.02	7,202,025	6,702,487	7.45
Borrowed funds	312,077	202,006	312,135	469,580	588,650	561,671	(0.02)	312,077	588,650	(46.98)
Shareholders' equity	1,271,786	1,251,065	1,232,883	1,142,247	1,124,256	1,053,178	3.16	1,271,786	1,124,256	13.12
Market value per common share	$43.74	$39.69	$42.22	$33.63	$32.33	$32.91	3.60	$43.74	$32.33	35.29
Book value per common share	28.62	28.18	27.81	27.13	26.71	26.09	2.91	28.62	26.71	7.14
Tangible book value per common share	17.56	17.07	16.65	15.34	14.88	14.28	5.45	17.56	14.88	17.99
Shareholders' equity to assets (actual)	14.33%	14.27%	14.17%	13.37%	13.18%	12.93%		14.33%	13.18%
Tangible capital ratio (3)	9.31%	9.16%	9.00%	8.03%	7.80%	7.52%		9.31%	7.80%
Leverage ratio	10.68%	10.39%	10.59%	9.38%	9.18%	9.19%		10.68%	9.18%
Common equity tier 1 capital ratio	11.65%	11.69%	11.48%	10.16%	10.12%	9.88%		11.65%	10.12%
Tier 1 risk-based capital ratio	12.86%	12.93%	12.86%	11.57%	11.55%	11.38%		12.86%	11.55%
Total risk-based capital ratio	15.00%	15.11%	15.03%	13.84%	12.31%	12.17%		15.00%	12.31%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2017 -	As of
	2017		2016				Q4 2016	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Loans not purchased
Commercial, financial, agricultural	$657,713	$626,237	$589,290	$554,151	$530,258	$520,463	11.61	$657,713	$530,258	24.04
Lease Financing	49,066	47,816	46,841	45,510	43,116	41,937	4.75	49,066	43,116	13.80
Real estate- construction	424,861	378,061	483,926	415,934	381,690	325,188	(12.21)	424,861	381,690	11.31
Real estate - 1-4 family mortgages	1,551,934	1,485,663	1,422,543	1,388,066	1,328,948	1,263,879	8.85	1,551,934	1,328,948	16.78
Real estate - commercial mortgages	2,281,220	2,203,639	2,075,137	2,030,626	1,918,778	1,836,053	9.93	2,281,220	1,918,778	18.89
Installment loans to individuals	94,104	92,669	92,648	91,739	89,759	86,893	1.57	94,104	89,759	4.84
Loans, net of unearned	$5,058,898	$4,834,085	$4,710,385	$4,526,026	$4,292,549	$4,074,413	7.33	$5,058,898	$4,292,549	17.85
Loans purchased and covered by FDIC loss-share agreements
Commercial, financial, agricultural	$—	$—	$—	$14	$607	$624	—	$—	$607	—
Lease Financing	—	—	—	—	—	—	—	—	—	—
Real estate- construction	—	—	—	—	83	86	—	—	83	—
Real estate - 1-4 family mortgages	—	—	—	30,304	34,640	36,350	—	—	34,640	—
Real estate - commercial mortgages	—	—	—	180	6,790	7,870	—	—	6,790	—
Installment loans to individuals	—	—	—	35	51	59	—	—	51	—
Loans, net of unearned	$—	$—	$—	$30,533	$42,171	$44,989	—	$—	$42,171	—
Loans purchased and not covered by FDIC loss-share agreements
Commercial, financial, agricultural	$102,869	$115,229	$128,200	$139,961	$152,071	$133,847	(19.76)	$102,869	$152,071	(32.35)
Lease Financing	—	—	—	—	—	—	—	—	—	—
Real estate- construction	35,946	35,673	68,753	71,704	70,958	52,300	(47.72)	35,946	70,958	(49.34)
Real estate - 1-4 family mortgages	400,460	431,904	452,447	452,274	485,458	477,266	(11.49)	400,460	485,458	(17.51)
Real estate - commercial mortgages	759,743	804,790	823,758	864,825	898,108	763,587	(7.77)	759,743	898,108	(15.41)
Installment loans to individuals	13,091	14,124	15,979	19,910	24,114	26,328	(18.07)	13,091	24,114	(45.71)
Loans, net of unearned	$1,312,109	$1,401,720	$1,489,137	$1,548,674	$1,630,709	$1,453,328	(11.89)	$1,312,109	$1,630,709	(19.54)
Asset quality data
Assets not purchased:
Nonaccrual loans	$11,413	$12,629	$11,273	$12,454	$10,591	$11,690	1.24	$11,413	$10,591	7.76
Loans 90 past due or more	1,283	2,175	2,079	2,315	1,428	2,495	(38.29)	1,283	1,428	(10.15)
Nonperforming loans	12,696	14,804	13,352	14,769	12,019	14,185	(4.91)	12,696	12,019	5.63
Other real estate owned	4,305	5,056	5,929	8,429	9,575	12,810	(27.39)	4,305	9,575	(55.04)
Nonperforming assets not purchased	$17,001	$19,860	$19,281	$23,198	$21,594	$26,995	(11.83)	$17,001	$21,594	(21.27)
Assets purchased and subject to loss share:
Nonaccrual loans	$—	$—	$—	$1,628	$2,060	$2,708	—	$—	$2,060	—
Loans 90 past due or more	—	—	—	786	2,076	4,343	—	—	2,076	—
Nonperforming loans	—	—	—	2,414	4,136	7,051	—	—	4,136	—
Other real estate owned	—	—	—	926	2,618	1,373	—	—	2,618	—
Nonperforming assets purchased and subject to loss share	$—	$—	$—	$3,340	$6,754	$8,424	—	$—	$6,754	—
Assets purchased and not subject to loss share:
Nonaccrual loans	$5,927	$8,495	$11,347	$12,105	$13,312	$12,368	(47.77)	$5,927	$13,312	(55.48)
Loans 90 past due or more	8,128	11,897	10,815	12,619	13,650	10,805	(24.85)	8,128	13,650	(40.45)
Nonperforming loans	14,055	20,392	22,162	24,724	26,962	23,173	(36.58)	14,055	26,962	(47.87)
Other real estate owned	15,409	16,266	17,370	16,973	17,146	19,051	(11.29)	15,409	17,146	(10.13)
Nonperforming assets purchased	$29,464	$36,658	$39,532	$41,697	$44,108	$42,224	(25.47)	$29,464	$44,108	(33.20)
Net loan charge-offs (recoveries)	$524	$1,314	$4,837	$824	$191	$1,378	(89.17)	$1,838	$1,569	17.14
Allowance for loan losses	$44,149	$42,923	$42,737	$45,924	$44,098	$42,859	3.30	$44,149	$44,098	0.12
Annualized net loan charge-offs / average loans	0.03%	0.09%	0.31%	0.05%	0.01%	0.10%		0.06%	0.06%
Nonperforming loans / total loans*	0.42%	0.56%	0.57%	0.69%	0.72%	0.80%		0.42%	0.72%
Nonperforming assets / total assets*	0.52%	0.64%	0.68%	0.80%	0.85%	0.95%		0.52%	0.85%
Allowance for loan losses / total loans*	0.69%	0.69%	0.69%	0.75%	0.74%	0.77%		0.69%	0.74%
Allowance for loan losses / nonperforming loans*	165.04%	121.95%	120.34%	109.59%	102.28%	96.51%		165.04%	102.28%
Nonperforming loans / total loans**	0.25%	0.31%	0.28%	0.33%	0.28%	0.35%		0.25%	0.28%
Nonperforming assets / total assets**	0.19%	0.23%	0.22%	0.27%	0.25%	0.33%		0.19%	0.25%
Allowance for loan losses / total loans**	0.87%	0.89%	0.91%	1.01%	1.03%	1.05%		0.87%	1.03%
Allowance for loan losses / nonperforming loans**	347.74%	289.94%	320.08%	310.95%	366.90%	302.14%		347.74%	366.90%
*Based on all assets (includes purchased assets)
**Excludes all assets purchased

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended									For The Six Months Ending
	June 30, 2017			March 31, 2017			June 30, 2016			June 30, 2017			June 30, 2016
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Not purchased	$4,938,922	$54,955	4.46%	$4,752,628	$51,143	4.36%	$4,190,646	$46,012	4.42%	$4,846,290	$106,098	4.41%	$4,065,861	$89,173	4.41%
Purchased	1,354,575	23,902	7.08	1,446,077	22,567	6.33	1,665,623	27,623	6.67	1,400,073	46,469	6.69	1,562,468	50,557	6.51
Purchased and covered(1)	—	—	—	—	—	—	41,381	1,073	10.43	—	—	—	62,727	2,208	7.08
Total loans	6,293,497	78,857	5.03	6,198,705	73,710	4.82	5,897,650	74,708	5.09	6,246,363	152,567	4.93	5,691,056	141,938	5.02
Mortgage loans held for sale	168,650	1,831	4.35	112,105	1,148	4.15	306,011	2,472	3.25	140,534	2,980	4.28	261,851	4,845	3.72
Securities:
Taxable(2)	737,494	4,340	2.36	704,805	4,070	2.34	755,220	4,321	2.30	721,240	8,410	2.35	751,887	8,457	2.26
Tax-exempt	331,750	3,891	4.70	338,892	4,297	5.14	356,611	4,178	4.71	335,301	8,188	4.92	355,804	8,384	4.74
Total securities	1,069,244	8,231	3.09	1,043,697	8,367	3.25	1,111,831	8,499	3.07	1,056,541	16,598	3.17	1,107,691	16,841	3.06
Interest-bearing balances with banks	126,458	510	1.62	314,075	556	0.72	80,791	104	0.52	219,748	1,065	0.98	70,967	177	0.50
Total interest-earning assets	7,657,849	89,429	4.68	7,668,582	83,781	4.43	7,396,283	85,783	4.66	7,663,186	173,210	4.56	7,131,565	163,801	4.62
Cash and due from banks	116,783			131,874			139,681			124,287			139,039
Intangible assets	492,349			493,816			499,503			493,078			486,749
FDIC loss-share indemnification asset	—			—			5,969			—			6,187
Other assets	453,679			465,176			500,382			459,396			489,821
Total assets	$8,720,660			$8,759,448			$8,541,818			$8,739,947			$8,253,361
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(3)	3,368,363	1,917	0.23	3,410,606	1,813	0.22	3,111,718	1,421	0.18	3,389,368	3,730	0.22	3,034,314	2,762	0.18
Savings deposits	568,535	98	0.07	553,985	96	0.07	526,596	93	0.07	561,300	194	0.07	517,304	182	0.07
Time deposits	1,603,800	3,300	0.83	1,617,262	3,240	0.81	1,607,092	2,906	0.73	1,610,494	6,539	0.82	1,550,373	5,436	0.71
Total interest-bearing deposits	5,540,698	5,315	0.38	5,581,853	5,149	0.37	5,245,406	4,420	0.34	5,561,162	10,463	0.38	5,101,991	8,380	0.33
Borrowed funds	233,542	2,661	4.57	282,008	2,725	3.92	594,459	2,431	1.64	257,641	5,387	4.22	566,921	4,676	1.66
Total interest-bearing liabilities	5,774,240	7,976	0.55	5,863,861	7,874	0.54	5,839,865	6,851	0.47	5,818,803	15,850	0.55	5,668,912	13,056	0.46
Noninterest-bearing deposits	1,608,467			1,558,809			1,477,380			1,583,775			1,397,382
Other liabilities	79,018			89,875			103,275			84,417			100,889
Shareholders’ equity	1,258,935			1,246,903			1,121,298			1,252,952			1,086,178
Total liabilities and shareholders’ equity	$8,720,660			$8,759,448			$8,541,818			$8,739,947			$8,253,361
Net interest income/ net interest margin		$81,453	4.27%		$75,907	4.01%		$78,932	4.29%		$157,360	4.14%		$150,745	4.25%

(1) Represents information associated with purchased loans covered under loss sharing agreements prior to their termination on December 8, 2016.
(2) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which we operate.
(3) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
			RECONCILIATION OF GAAP TO NON-GAAP
							Six Months Ended
	2017		2016				June 30,
	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2017	2016
Net income (GAAP)	$25,284	$23,972	$23,635	$23,179	$22,900	$21,216	$49,256	$44,116
Amortization of intangibles, net of tax	1,013	1,064	1,094	1,119	1,171	1,134	2,077	2,305
Tangible net income (non-GAAP)	$26,297	$25,036	$24,729	$24,298	$24,071	$22,350	$51,333	$46,421

Average shareholders' equity (GAAP)	$1,258,935	$1,246,903	$1,155,749	$1,135,073	$1,121,298	$1,050,668	$1,252,952	$1,086,178
Intangibles	492,349	493,816	495,404	497,064	499,503	473,852	493,078	486,749
Average tangible s/h's equity (non-GAAP)	$766,586	$753,087	$660,345	$638,009	$621,795	$576,816	$759,874	$599,429

Average total assets (GAAP)	$8,720,660	$8,759,448	$8,591,795	$8,562,199	$8,541,818	$7,961,700	$8,739,947	$8,253,361
Intangibles	492,349	493,816	495,404	497,064	499,503	473,852	493,078	486,749
Average tangible assets (non-GAAP)	$8,228,311	$8,265,632	$8,096,391	$8,065,135	$8,042,315	$7,487,848	$8,246,869	$7,766,612

Actual shareholders' equity (GAAP)	$1,271,786	$1,251,065	$1,232,883	$1,142,247	$1,124,256	$1,053,178	$1,271,786	$1,124,256
Intangibles	491,552	493,045	494,608	496,233	497,917	476,539	491,552	497,917
Actual tangible s/h's equity (non-GAAP)	$780,234	$758,020	$738,275	$646,014	$626,339	$576,639	$780,234	$626,339

Actual total assets (GAAP)	$8,872,272	$8,764,711	$8,699,851	$8,542,471	$8,529,566	$8,146,229	$8,872,272	$8,529,566
Intangibles	491,552	493,045	494,608	496,233	497,917	476,539	491,552	497,917
Actual tangible assets (non-GAAP)	$8,380,720	$8,271,666	$8,205,243	$8,046,238	$8,031,649	$7,669,690	$8,380,720	$8,031,649

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	8.06%	7.80%	8.14%	8.12%	8.21%	8.12%	7.93%	8.17%
Effect of adjustment for intangible assets	5.70%	5.69%	6.76%	7.03%	7.36%	7.46%	5.70%	7.41%
Return on avg tangible s/h's equity (non-GAAP)	13.76%	13.48%	14.90%	15.15%	15.57%	15.58%	13.62%	15.57%

(2) Return on Average Assets
Return on (average) assets (GAAP)	1.16%	1.11%	1.09%	1.08%	1.08%	1.07%	1.14%	1.07%
Effect of adjustment for intangible assets	0.12%	0.12%	0.12%	0.12%	0.13%	0.13%	0.12%	0.13%
Return on average tangible assets (non-GAAP)	1.28%	1.23%	1.22%	1.20%	1.20%	1.20%	1.26%	1.20%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	14.33%	14.27%	14.17%	13.37%	13.18%	12.93%	14.33%	13.18%
Effect of adjustment for intangible assets	5.02%	5.11%	5.17%	5.34%	5.38%	5.41%	5.02%	5.38%
Tangible capital ratio (non-GAAP)	9.31%	9.16%	9.00%	8.03%	7.80%	7.52%	9.31%	7.80%

			CALCULATION OF EFFICIENCY RATIO

Interest income (FTE)	$89,429	$83,781	$87,564	$84,786	$85,783	$78,009	$173,210	$163,792
Interest expense	7,976	7,874	7,791	7,301	6,851	6,205	15,850	13,056
Net Interest income (FTE)	$81,453	$75,907	$79,773	$77,485	$78,932	$71,804	$157,360	$150,736

Total noninterest income	$34,265	$32,021	$30,255	$38,272	$35,586	$33,302	$66,286	$68,888
Securities gains (losses)	—	—	—	—	1,257	(71)	—	1,186
Total noninterest income	$34,265	$32,021	$30,255	$38,272	$34,329	$33,373	$66,286	$67,702
Total Income (FTE)	$115,718	$107,928	$110,028	$115,757	$113,261	$105,177	$223,646	$218,438

Total noninterest expense	$74,841	$69,309	$71,558	$76,468	$77,259	$69,814	$144,150	$147,073
Amortization of intangibles	1,493	1,563	1,624	1,684	1,742	1,697	3,056	3,439
Merger-related expenses	3,044	345	—	268	2,807	948	3,389	3,755
Debt extinguishment penalty	—	205	—	2,210	329	—	205	329
Loss share termination	—	—	2,053	—	—	—	—	—
Total noninterest expense	$70,304	$67,196	$67,881	$72,306	$72,381	$67,169	$137,500	$139,550

(4) Efficiency Ratio	60.75%	62.26%	61.69%	62.46%	63.91%	63.86%	61.48%	63.89%